A SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12

                          American Medical Alert Corp.
                          ----------------------------
                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

                           AMERICAN MEDICAL ALERT CORP.
                              3265 LAWSON BOULEVARD
                            OCEANSIDE, NEW YORK 11572
                            -------------------------


                                            July 25, 2001

Dear Shareholder:

                  You are cordially invited to attend the Annual Meeting of Shareholders of American Medical Alert Corp., a New York corporation (the "Company"), to be held on Thursday, August 16, 2001, commencing at 10:30 A.M., Eastern time, at the offices of the Company's counsel, Jenkens & Gilchrist Parker Chapin LLP, 405 Lexington Avenue, 9th Floor, New York, New York. The matters to be acted upon at that meeting are set forth and described in the Notice of Annual Meeting and Proxy Statement, which accompany this letter. We request that you read these documents carefully.

                  We hope that you plan to attend the meeting. However, if you are not able to join us, we urge you to exercise your right as a shareholder and vote. Please promptly mark, date, sign and return the enclosed proxy card in the accompanying postage prepaid envelope. You may, of course, attend the Annual Meeting of Shareholders and vote in person even if you have previously mailed your proxy card.

                                            Sincerely,


                                            HOWARD M. SIEGEL
                                            Chairman and Chief Executive Officer



            IT IS IMPORTANT THAT YOU MARK, DATE, SIGN AND RETURN THE
                  ACCOMPANYING PROXY CARD AS SOON AS POSSIBLE.

                          AMERICAN MEDICAL ALERT CORP.
                              3265 LAWSON BOULEVARD
                            OCEANSIDE, NEW YORK 11572
                            -------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON AUGUST 16, 2001

To the Shareholders of American Medical Alert Corp.:


         NOTICE IS HEREBY GIVEN, that the Annual Meeting of Shareholders (the "Meeting") of American Medical Alert Corp. (the "Company") will be held on Thursday, August 16, 2001, commencing at 10:30 A.M., Eastern time, at the offices of the Company's counsel, Jenkens & Gilchrist Parker Chapin LLP, 405 Lexington Avenue, 9th Floor, New York, New York, to consider and act upon the following matters:

         1. The election of 6 directors to serve until the next annual meeting of shareholders and until their respective successors are elected and qualified; and,

         2. The transaction of such other business as may properly come before the Meeting or any adjournment or postponement thereof.

         Information regarding the matters to be acted upon at the Meeting is contained in the accompanying proxy statement. The close of business on July 2, 2001, has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the Meeting or any adjournments or postponements thereof.

                                             By Order of the Board of Directors,

                                             JOHN ROGERS
                                             Secretary

Oceanside, New York
July 25, 2001


     =======================================================================
         IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE
         MEETING. EACH SHAREHOLDER IS URGED TO MARK, DATE, SIGN AND
         RETURN THE ENCLOSED PROXY CARD, WHICH IS BEING SOLICITED ON
         BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. AN ENVELOPE ADDRESSED TO THE COMPANY'S TRANSFER AGENT IS ENCLOSED FOR
         THAT PURPOSE AND REQUIRES NO POSTAGE IF MAILED IN THE UNITED
         STATES.
     =======================================================================

                     AMERICAN MEDICAL ALERT CORP.
                         3265 LAWSON BOULEVARD
                       OCEANSIDE, NEW YORK 11572
                       -------------------------

                         ---------------------
                            PROXY STATEMENT
                         ---------------------


                  This proxy statement is furnished to the holders of common stock, par value $.01 per share (the "Common Stock"), of American Medical Alert Corp., a New York corporation (the "Company"), in connection with the solicitation by and on behalf of its Board of Directors of proxies (the "Proxy" or "Proxies") for use at the Annual Meeting of Shareholders (the "Meeting") to be held on Thursday, August 16, 2001, commencing at 10:30 A.M., Eastern time, at the offices of the Company's counsel, Jenkens & Gilchrist Parker Chapin LLP, 405 Lexington Avenue, 9th Floor, New York, New York, and at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

                  The cost of preparing, assembling, printing, mailing and distributing the Notice of Annual Meeting of Shareholders, this proxy statement, Proxies and annual report is to be borne by the Company. The Company has engaged Morrow & Company, Inc., 445 Park Avenue, New York, New York 10022 to assist in the distribution of proxy materials and the solicitation of votes. For its services, Morrow & Company, Inc. will receive a fee of $5,000, plus reimbursement of certain out-of-pocket expenses. The Company also will reimburse brokers who are holders of record of Common Stock for their reasonable out-of-pocket expenses in forwarding Proxies and Proxy soliciting material to the beneficial owners of such shares. In addition to the use of the mails, Proxies may be solicited without extra compensation by directors, officers and employees of the Company by telephone, telecopy, telegraph, email or personal interview. The mailing date of this Proxy Statement is on or about July 26, 2001.

                  Unless otherwise specified, all Proxies, in proper form, received by the time of the Meeting will be voted FOR the election of all nominees named herein to serve as directors.

                  It is important that your shares are represented at the Meeting, and, therefore, all shareholders are cordially invited to attend the Meeting. However, whether or not you plan to attend the Meeting, you are urged to, as promptly as possible, mark, sign and date the enclosed form of proxy card, which requires no postage if mailed in the United States in the enclosed pre-paid envelope. If you hold shares directly in your name and attend the Meeting, you may vote your shares in person, even if you previously submitted a proxy card. Your proxy may be revoked at any time before it is voted by submitting a written revocation or a proxy bearing a later date to John Rogers, the Secretary of the Company, at the address set forth above, or by attending the Meeting and electing to vote in person. Attending the Meeting will not, in and of itself, constitute revocation of a Proxy. If you hold your shares in "street name" you may revoke or change your vote by submitting new instructions to your broker or nominee.

         OUTSTANDING VOTING SECURITIES, QUORUM AND VOTING REQUIREMENTS

                  The close of business on July 2, 2001, has been fixed by the Board of Directors as the record date (the "Record Date") for the determination of shareholders entitled to notice of, and to vote at, the Meeting or any adjournments or postponements thereof. As of the Record Date, there were 6,462,483 shares of Common Stock outstanding. Each share of Common Stock outstanding on the Record Date will be entitled to one vote on each matter to come before the Meeting.

                  A majority of the total number of shares of the Company's Common Stock, issued and outstanding and entitled to vote, represented in person or by Proxy, is required to constitute a quorum for the transaction of business at the Meeting. Directors are elected by a plurality of the votes cast at the Meeting. Votes withheld in the election of directors and abstentions or broker non-votes, if any, will be deemed as present for purposes of determining the presence of a quorum at the Meeting, but will not be counted towards the election of any person as a director.

         ---------------------------------------------------------------
                                   PROPOSAL 1
                              ELECTION OF DIRECTORS
        ----------------------------------------------------------------


                  At the Meeting, shareholders will elect 6 directors to serve on the Company's Board of Directors until the next annual meeting of shareholders and until their respective successors are elected and qualified. Unless otherwise directed, the persons named in the Proxy intend to cast all Proxies received FOR the election of Howard M. Siegel, Theodore Simon, James LaPolla, Frederic Siegel, Ronald Levin and Yacov Shamash (collectively, the "Nominees") to serve as directors upon their nomination at the Meeting. All Nominees, except for Mr. Levin and Mr. Shamash, currently serve on the Board of Directors. Each Nominee has advised the Company of his willingness to serve as a director of the Company. In case any Nominee should become unavailable for election to the Board of Directors for any reason, the persons named in the Proxies have discretionary authority to vote the Proxies for one or more alternative nominees who will be designated by the existing Board of Directors.

         DIRECTORS AND EXECUTIVE OFFICERS

                  The current directors and executive officers of the Company, their ages and present positions with the Company are as follows:

NAME                                   AGE        POSITION WITH THE COMPANY
----                                   ---        -------------------------
Howard M. Siegel (2)(3)                67         Chairman of the Board, President and Chief Executive Officer
Peter Breitstone (1)(2)(3)             47         Director
Theodore Simon (1)(2)(3)               65         Director
James F. LaPolla (1)                   51         Director
Frederic S. Siegel                     31         Vice President, Sales and Marketing and Director
Jack Rhian                             46         Vice President and Chief Operating Officer

---------------------------------------------------------------------
 (1)     Member of the Audit Committee
 (2)     Member of the Compensation Committee
 (3)     Member of the Stock Option Committee

                  INFORMATION ABOUT DIRECTORS AND NOMINEES

                  Set forth below is certain information with respect to each director and Nominee:

                  HOWARD M. SIEGEL, has been the Chairman of the Board of Directors, President and Chief Executive Officer of the Company for over the past five years. Mr. Siegel also served as the Company's Chief Financial Officer prior to September 1996.

                  PETER BREITSTONE, has been a director of the Company since March 1994. He has been the President of Breitstone & Co., Ltd., an insurance brokerage and consulting firm since December 1989. Since 1987, he has also been the President of Shinecock Insurance Ltd., a reinsurance company. Mr. Breitstone has also been a practicing attorney in the State of New York for over the past five years. Mr. Breitstone will be resigning from the Board of directors at the conclusion of the Meeting.

                  THEODORE SIMON, has been a director of the Company since June 1998. Since 1990, he served as the Senior Vice President of Engineering of Fire Burglary Instruments, a division of Pittway Corp.

                  JAMES F. LAPOLLA, has been a director of the Company since September 2000. Since 1982, Mr. LaPolla has been the President and Chief Executive Officer of Home Health Management Services, Inc.

                  FREDERIC S. SIEGEL, has been a director of the Company since September 1998 and has served as Vice President of Sales and Marketing for the Company since July 1998. Mr. Siegel held various sales and marketing positions with the Company since 1994. From 1991 to 1994, Mr. Siegel served as a benefits consultant for J.N. Savasta Corp. Mr. Siegel serves as a director of Nursing Sister Homecare, a division of Catholic Health Services of Long Island, New York.

                  RONALD LEVIN, 67, has been the President of Ron Levin Associates, a financial consulting firm, since 1984. Since 1997, Mr. Levin has been a member at Eye Contact LLC, a Sterling Optical franchise and since 1996, a member at Bayshore Eyes LLC, a Cohen's Fashion Optical franchise. Mr. Levin is currently a licensed stock broker with Investec Earnst & Co. Since 1987, he has served as Executive Vice President of D.A. Campbell Co., an international institutional stock brokerage firm.

                  YACOV SHAMASH, PH.D., 51, serves as the Dean of the College of Engineering of the State University of New York at Stony Brook, a position he has held since 1992. Since 1990, he has also served on the Board of Directors of Key Tronic Corporation, a computer hardware manufacture.

                  INFORMATION ABOUT NON-DIRECTOR EXECUTIVE OFFICERS

                  Set forth below is certain information with respect to each non-director executive officer of the Company:

                  JACK RHIAN, 46, joined the Company in January 2000 as Vice President and Chief Operating Officer. From November 1994 until February 1999, he served as Executive Vice President and Chief Operating Officer of Transcare New York, Inc., a medical transportation company. From March 1988 through November 1994 he served as Chief Operating Officer of Nationwide Nassau Ambulance Service. Mr. Rhian previously held senior management positions in companies, which deliver health care services. Mr. Rhian holds a Masters degree in Public Administration.

                  NON-DIRECTOR-SENIOR OFFICERS

                  JOHN LESHER, PH.D., 46, became the Company's Vice President, Engineering in March 1991. From 1989 to March 1991, Dr. Lesher served as a senior engineer at the Company's former Bristol, Pennsylvania facility. Dr. Lesher holds a Doctorate degree in Electrical Engineering / Computer Engineering.

                  JOHN ROGERS, 54, joined the Company in 1984 as the Manager of the Company's Emergency Response, Installation and Service Center. He has been the Company's Secretary and Vice President, Operations, since July 1993.

                  RICHARD RALLO, 37, joined the Company in February 2001 as Controller. From May 1997 to February 2001, Mr. Rallo served as the Chief Financial Officer of Tradewell, Inc. From October 1994 to April 1997, Mr. Rallo served as the Controller of Connoisseur Communications Partners L.P. Mr. Rallo is a Certified Public Accountant.

                  There is no family relationship between any of the directors, executive officers or senior officers of the Company, except that Howard M. Siegel is the father of Frederic S. Siegel.

         MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

                  The Board of Directors held six meetings and took action by unanimous written consent one time during fiscal year 2000. All of the directors attended at least 75% of the meetings of the Board of Directors during fiscal year 2000.

                  The Company's Board of Directors has an Audit Committee, a Compensation Committee and a Stock Option Committee.

                  The Audit Committee consists of Mr. Breitstone, Mr. LaPolla and Mr. Simon, each of whom are independent directors. The function of the Audit Committee is to review and advise the Board of Directors of the Company with respect to matters concerning the financial condition and operations of the Company, to recommend the nomination of the independent auditors for the Company, the scope of their engagement and their compensation, to review the effectiveness of the Company's internal accounting methods and procedures and to determine through discussions with the independent auditors whether any instructions or limitations have been placed upon them in connection with the scope of their audit or its implementation. The specific functions and responsibilities of the Audit Committee are set forth in a written charter of the Audit Committee, adopted by the Board of Directors, which is attached as Appendix A to this proxy statement. The Audit Committee reviews and reassesses its Charter annually and recommends any changes to the Board of Directors for approval. A report of the Audit Committee appears under the caption "Audit Committee Report" below. The Audit Committee held one meeting, at which all directors attended, and took no action by unanimous written consent for fiscal year 2000.

                  The Compensation Committee consists of Mr. Howard M. Siegel, Mr. Breitstone and Mr. Simon. The function of the Compensation Committee is to recommend to the Board of Directors relevant compensation actions and to attend to such matters relating to compensation as may be prescribed by the Board of Directors. For the fiscal year 2000, the Compensation Committee held one meeting, at which all members attended, and took no action by unanimous written consent.

                  The Stock Option Committee consists of Mr. Howard M. Siegel, Mr. Breitstone and Mr. Simon. The function of the Stock Option Committee is to administer the Company's employee stock option plans. The Stock Option Committee held one meetings, at which all members attended, and took no action by unanimous written consent for fiscal year 2000.

                  New members will be appointed for each of the committees of the Board of Directors, following the Meeting.

                  The Company's Board of Directors has no executive or nominating committee.

         AUDIT COMMITTEE REPORT

                  During fiscal year 2000, the Audit Committee reviewed and discussed with management of the Company and with Margolin, Winer & Evens LLP the independent auditors of the Company, the audited financial statements of the Company as of December 31, 1999 and 2000 and for each of the two years then ended, respectively (the "Audited Financial Statements"). In addition, the Audit Committee discussed with Margolin, Winer & Evens LLP the matters required by Codification of Statements on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90.

                  The Audit Committee also received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, and has discussed with them their independence from the Company. The Audit Committee also discussed with management of the Company and the independent auditors such other matters and received such assurances from them as it deemed appropriate.

                  Management is responsible for the Company's internal controls and the financial reporting process. Margolin, Winer & Evens LLP is responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and issuing a report thereupon. The Audit Committee's responsibility is to monitor and oversee these processes.

                  Based on the foregoing review and discussions and a review of the report of the independent auditors with respect to the Audited Financial Statements, and relying thereon, the Audit Committee has recommended to the Company's Board of Directors the inclusion of the Company's Audited Financial Statements in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000.

                                                      Audit Committee

                                                      Peter Breitstone, Chairman
                                                      James LaPolla
                                                      Theodore Simon

         COMPENSATION OF DIRECTORS

                 Pursuant to the Company's 1991, 1997 and 2000 Stock Option Plans, the Board of Directors has the authority to grant options to directors in its discretion. The Board of Directors may, from time to time, authorize the grant of stock options to directors, at such times and in amounts as determined by the Board of Directors in its sole discretion. The Board of Directors generally grants options to purchase 10,000 shares of Common Stock to each director per calendar year for participation in meetings of the Board. In addition, each director receives $750 for each meeting of the Board of Directors attended. No person receives any fees in connection with attendance at meetings of committees of the Board of Directors.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

                 The following table sets forth information as to the ownership of shares of the Company's Common Stock, as of July 1, 2001, with respect to (a) holders known to the Company to beneficially own more than five percent of the outstanding Common Stock of the Company, (b) each director, (c) the executive officers named in the Summary Compensation Table under the caption "Executive Compensation" and (d) all directors and executive officers of the Company as a group. The Company understands that, except as noted below, each beneficial owner has sole voting and investment power with respect to all shares attributable to such owner.

            NAME AND ADDRESS                   AMOUNT AND NATURE OF             PERCENT OF
            ----------------                   --------------------             ----------
           BENEFICIAL OWNER(1)                 BENEFICIAL OWNERSHIP              CLASS(2)
           -------------------                 --------------------              --------
Howard M. Siegel                                      1,292,693(3)                 19.2%

Peter Breitstone                                         40,000(4)                   *
534 Willow Avenue
Cedarhurst, New York 11516

Theodore Simon                                          181,570(5)                  2.8%
35 Melrose Road
Dix Hills, New York 11746

Frederic S. Siegel                                      253,874(6)                  3.8%

James F. LaPolla                                              0                      --
Home Health Management Services, Inc.
853 Broadway
New York, NY 10003


Jack Rhian                                               73,529(7)                  1.1%

John Lesher                                              80,981(8)                  1.2%

All directors and executive                           1,922,647(9)                 27.2%
officers as a group
(7 persons)

(1) Unless otherwise indicated, the address of each individual listed is at the Company's offices at 3265 Lawson Boulevard, Oceanside, New York 11572.

(2) Asterisk indicates less than 1%. Shares subject to options are considered outstanding only for the purpose of computing the percentage of outstanding Common Stock, which would be owned by the optionee if the options were so exercised, but (except for the calculation of beneficial ownership by all directors and executive officers as a group) are not considered outstanding for the purpose of computing the percentage of outstanding Common Stock owned by any other person.

(3) Includes 19,300 shares held by Mr. Howard M. Siegel as custodian for his son. Mr. Howard M. Siegel disclaims beneficial ownership of such shares. Also includes 252,926 shares subject to currently exercisable stock options.

(4)      Includes 40,000 shares subject to currently exercisable stock options.

(5) Includes 50,801 shares held by Mr. Simon as custodian for three of his children. Mr. Simon disclaims beneficial ownership of such shares. Also includes 30,000 shares subject to currently exercisable stock options.

(6) Includes 19,300 shares held by Mr. Howard M. Siegel as custodian for Frederic S. Siegel and 157,574 shares subject to currently exercisable stock options.

(7)      Includes 25,529 shares subject to currently exercisable stock options.

(8)      Includes 80,981 shares subject to currently exercisable stock options.

(9)      Includes options indicated in notes (3), (4), (5), (6), (7) and (8).

--------------------------------------------------------------------------------

         EXECUTIVE COMPENSATION

         SUMMARY COMPENSATION TABLE

                  The following table sets forth information concerning the annual and long-term compensation of the Company's Chief Executive Officer and each other executive officer of the Company who served at the end of the fiscal year 2000, whose salary and bonus exceeded $100,000 for the fiscal year ended December 31, 2000, for services rendered in all capacities to the Company and its subsidiaries during the Company's 1998, 1999 and 2000 fiscal years. The Company did not pay compensation in excess of $100,000 to any other person. The listed individuals shall be hereinafter referred to as the "Named Executive Officers".

                               Annual Compensation
                               -------------------
    Name and Principal Position        Year         Salary            Bonus            Long-Term Compensation
    ---------------------------        ----         ------            -----            ----------------------
                                                                                             Options(#)
                                                                                             ----------
Howard M. Siegel                       2000        $260,000(1)               0               181,500
Chairman of the Board,                 1999        $230,000                  0                35,442
President and Chief                    1998        $215,000                  0                19,183
Executive Officer

Frederic S. Siegel                     2000        $107,736           $108,584(2)             39,659
Vice President- Sales                  1999        $125,000                  0                23,846
And Marketing                          1998         $83,481                  0                32,799

Jack Rhian                             2000        $109,979                  0               100,000
Vice President and Chief               1999              --                 --                    --
Operating Officer                      1998              --                 --                    --

John Lesher                            2000        $100,001                  0                 8,175
Vice President-                        1999        $100,000             $3,500                15,000
Engineering                            1998        $105,000                  0                 7,825

--------------------
(1) Includes $30,000 accrued by the Company but not yet paid to Mr. Howard M. Siegel.

(2) Includes accrued commissions of $93,000 payable to Mr. Frederic S. Siegel.

        OPTION/SAR GRANTS IN LAST FISCAL YEAR

                  The following table contains information concerning options granted during the Company's 2000 fiscal year to the Named Executive Officers. All such options were granted under the Company's 2000 Stock Option Plan, 1997 Stock Option Plan or 1991 Stock Option Plan, as amended.

                                         Percent of Total
                                         ----------------
                                          Options Granted
                                          ---------------
                                          to Employees in     Exercise
                                          ---------------     --------
                            Number of       Fiscal Year       Price Per       Expiration
                            ---------       -----------       ---------       ----------
          Name               Options                            Share            Date
          ----               -------                            -----            ----
Howard M. Siegel                 15,750                3.1%     $2.20          01/04/05
                                160,000               31.7%     $2.75          03/17/05
                                  5,750                1.1%     $2.475         07/03/05

Jack Rhian                      100,000               19.8%     $2.00          03/17/05

Frederic S. Siegel               18,125                3.6%     $2.00          01/04/05
                                  2,654                0.5%     $2.25          07/03/05
                                 18,880                3.7%     $2.25          07/03/05

John Lesher                       5,675                1.1%     $2.00          01/04/05
                                  2,500                0.5%     $2.25          07/03/05


         OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUE

                  The following table sets forth certain information concerning the number of shares of Common Stock acquired upon the exercise of stock options during the year ended December 31, 2000, and the number and value at December
31, 2000, of shares of Common Stock subject to unexercised options held by the Named Executive Officers.

                                                                     NUMBER OF SECURITIES       VALUE OF UNEXERCISED
                                                                    UNDERLYING UNEXERCISED          IN-THE-MONEY
                             SHARES                                      OPTIONS/SARS               OPTIONS/SARS
                            ACQUIRED                                    AT FY-END (#)               AT FY-END ($)
                           ON EXERCISE        VALUE REALIZED             EXERCISABLE/               EXERCISABLE/
         NAME                  (#)                 ($)                  UNEXERCISABLE               UNEXERCISABLE
----------------------- ------------------ --------------------- ----------------------------- ------------------------

Howard M. Siegel               --                   --                   256,051 / 0                    0 / 0

Jack Rhian                     --                   --                   0 / 100,000                    0 / 0

Frederic S. Siegel             --                   --                   102,204 / 0                    0 / 0

John Lesher                    --                   --                    80,764 / 0                    0 / 0

         EMPLOYMENT AGREEMENTS

                    The Company has entered into an employment agreement with Mr. Howard M. Siegel pursuant to which he is employed on a full-time basis as the Company's President and Chief Executive Officer. The agreement expires in December 2002, and provides for an annual base salary of $260,000 for the year 2000, $290,000 for the year 2001, and $320,000 for the year 2002. As an inducement for Mr. Siegel to enter into the employment agreement, Mr. Siegel received options to purchase up to 160,000 shares of the Company's Common Stock, at an exercise price of $2.75 per share. The term of exercise is five years from the date of grant and all such options are immediately exercisable.

                    Mr. Siegel will receive additional compensation for any year that the Company's pre-tax income, as defined in the employment agreement, exceeds $2,000,000. Mr. Siegel will receive an amount equal to 8% of the Company's pre-tax income between $2,000,000 and $3,000,000, 9% of the Company's pre-tax income between $3,000,000 and $4,000,000 and 10% of the Company's pre-tax income in excess of $4,000,000. Such additional compensation may be paid to Mr. Siegel, at his option, in cash, Common Stock or a combination of both.

                    In the event of his death during the term of the employment agreement, Mr. Siegel's estate or such other person as he shall designate shall be entitled to receive his base salary for a period of one year from the date of his death. The Company may terminate the employment agreement in the event that Mr. Siegel becomes disabled and is unable to perform his duties for a period of one hundred eighty (180) consecutive days or an aggregate of more than one hundred eighty (180) days in any 12 month period. In such event, Mr. Siegel shall be entitled to receive his base salary and any additional compensation earned for such fiscal year, pro rated to the date of termination. In addition, in the event there is a "change in control" and Mr. Siegel terminates his employment with the Company within 180 days following such "change in control", Mr. Siegel shall be entitled to his base salary, the additional compensation described in the preceding paragraph, any benefits or awards earned through his last day of employment and a lump sum payment equal to 1.99 times his average annual total compensation for the past 5 years.

                    The Company entered into an employment agreement with Mr. Frederic S. Siegel pursuant to which he is employed full-time as the Company's Vice President of Marketing. Mr. Siegel's employment agreement expired on September 30, 2000. Mr. Siegel's employment arrangement with the Company continues on the same terms as specified in the employment agreement, unless his employment is terminated or a new employment agreement in entered into. The agreement provided for an annual base salary of $110,000 and additional compensation including: (i) a commission in the amount of 3% on all incremental sales above 105% of 1997 sales, compounded by an additional 5% annually; a commission in the amount of .0375% on any increased net income above the base year 1997, so long as the Company's pre-tax income increases on a year to year basis; (ii) stock options, pursuant to the Company's 1991, 1997 or 2000 Stock Option Plans or other option plans, which may be adopted in the future, to purchase a number of shares of Common Stock equal to 5% of the total compensation paid to him during each semi-annual stock option grant period; and,
(iii) options to purchase a number of shares of Common Stock equal to 2.5% of the incremental sales above 105% of 1997 sales, compounded by an additional 5% annually.

                    In the event of his death during the term of the employment agreement, Mr. Siegel's estate or such other person as he designated would have been entitled to receive his base salary for a period of one year from the date of his death. The Company could terminate the employment arrangement in the event that Mr. Siegel becomes disabled and is unable to perform his duties for a period of one hundred eighty (180) consecutive days or an aggregate of more than one hundred eighty (180) days in any 12 month period. In such event, Mr. Siegel shall be entitled to receive his base salary and any additional compensation earned for such fiscal year pro rated to the date of termination. In addition, in the event there was a "change in control" and Mr. Siegel terminated his employment with the Company within 180 days following such "change in control", Mr. Siegel shall be entitled to his base salary, the additional compensation described in the preceding paragraph, any benefits or awards earned through his last day of employment and a lump sum payment equal to
1.99 times his average annual total compensation for the past 5 years.

                    The Company has entered into an employment agreement with Mr. Jack Rhian pursuant to which he is employed full-time as the Company's Vice President and Chief Operating Officer. The agreement expires in January 2002, and provides for an annual base salary of $125,000. In addition, Mr. Rhian received options to purchase up to 100,000 shares of the Company's Common Stock at an exercise price of $2.00 per share. The options will vest in installments over a period of three years commencing on January 31, 2001. The term of the options is 5 years from the date of vesting of each installment. The Company may pay Mr. Rhian additional compensation upon the achievement of certain goals and milestones to be determined and approved by the Compensation Committee.

                  In the event that Mr. Rhian becomes disabled and be unable to perform his duties for a period of sixty (60) consecutive days or an aggregate of more than ninety (90) days in any 12 month period, the Company may terminate the employment agreement after the expiration of such period. In such event, Mr. Rhian shall be entitled to receive his base salary and additional compensation earned for such fiscal year, if any, pro rated to the date of termination.

         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
         ----------------------------------------------

                  The Company's executive offices and primary Emergency Response Center are located in a 5,600 square foot facility at 3265 Lawson Boulevard, Oceanside, New York. On January 1, 1995, the Company entered into a five-year operating lease with Howard M. Siegel, Chairman of the Board, Chief Executive Officer and President of the Company. In February 1998 the lease for this space and the adjoining 8,000 square foot parking lot was extended until September 30, 2007 (the "1995 Lease"). The 1995 Lease provides for a base annual rent of $74,600, subject to a 5% annual increase plus reimbursements for real estate taxes and other operating expenses. In October 1997, the Company entered into a separate ten-year operating lease for an additional 2,200 square feet of office space located in an adjacent building owned by Add on Properties, LLC, owned by Mr. Siegel. The lease calls for an initial minimum annual rent of $36,000, subject to a 5% annual increase plus reimbursement for real estate taxes. In November 1999, an Addendum to the lease was entered into for an additional 2,200 square feet at an annual rent of $39,600 subject to the same terms and conditions stated in the original lease.

                  The Company purchases all of its business insurance through Breitstone & Co., Ltd., an insurance brokerage and consulting firm, which is owned by Mr. Peter Breitstone, a director of the Company. The annual commission currently earned by Breitstone & Co., Ltd. on such insurance is approximately $15,000. The Company believes that the premiums paid to the various insurance carriers are competitive and the commissions paid to Breitstone & Co., Ltd. are customary in the insurance industry.

                  The Company has entered into an employment agreement with Mr. Frederic S. Siegel pursuant to which he is employed full-time as the Company's Vice President of Marketing. In 2000, Mr. Siegel earned a salary of $107,736 and commissions and additional incentives of $108,584.

                  The Company employs Joy Siegel as Vice President of Provider Relations. In 2000, the Company paid Ms. Siegel a salary of $80,000. Ms. Siegel is the daughter of Mr. Howard M. Siegel.

                  Mr. Howard M. Siegel owed the Company $152,708 at December 31, 2000 for certain advances made to him. Since that time Mr. Siegel has repaid $30,000 to the Company and is finalizing with the Board a repayment schedule with respect to the balance.

         SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

                  Section 16(a) of the Securities Exchange Act requires the Company's executive officers and directors, and persons who beneficially own more than 10% of the Company's Common Stock, to file initial reports of ownership and reports of changes of ownership with the Securities and Exchange Commission and furnish copies of those reports to the Company. Mr. Breitstone, Mr. LaPolla, Mr. Howard M. Siegel, and Mr. Simon failed to timely file an Annual Statement of Changes in Beneficial Ownership of Securities on Form 5. Mr. Rhian and Mr. Howard M. Siegel failed to timely file a Statement of Changes in Beneficial Ownership on Form 4. Mr. LaPolla and Mr. Rallo failed to timely file an Initial Statement of Beneficial Ownership on Form 3. All such filings have since been made.

                         INDEPENDENT PUBLIC ACCOUNTANTS

                  The firm of Margolin, Winer & Evens LLP has served as the independent auditors of the Company since 1995. The Board of Directors has appointed Margolin, Winer & Evens LLP to continue as the independent auditors of the Company for the fiscal year ending December 31, 2001.

                  A representative of Margolin, Winer & Evens LLP is expected to be present at the Meeting to respond to appropriate questions from shareholders and to make a statement if such representative desires to do so.

         AUDIT FEES

                  Audit fees billed to the Company by Margolin, Winer & Evens LLP for its audit of the Company's financial statement for the fiscal year 2000 and for its review of the financial statements included in the Company's Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission for that period totaled $221,415.

         FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

                  The Company did not engage Margolin, Winer & Evens LLP to provide advice to the Company regarding financial information systems design and implementation during fiscal year 2000.

         ALL OTHER FEES

                  Fees billed to the Company by Margolin, Winer & Evens LLP during fiscal year 2000 for all other non-audit services rendered to the Company, including tax related services, totaled $110,487. In connection with the recently revised standards for independence of the Company's independent public accountants promulgated by the Securities and Exchange Commission, the Audit Committee has considered whether the provision of such services is compatible with maintaining the independence of Margolin, Winer & Evens LLP.

           -----------------------------------------------------------
                           THE BOARD OF DIRECTORS HAS
                           UNANIMOUSLY RECOMMENDED A
                           VOTE IN FAVOR OF EACH NOMINEE
                           NAMED IN THE PROXY.
           -----------------------------------------------------------

                                  MISCELLANEOUS

         SHAREHOLDER PROPOSALS

                  Shareholder proposals intended to be presented at the Company's annual meeting of shareholders to be held in 2002 must be received by the Company for inclusion in the Company's proxy statement relating to that meeting not later than March 13, 2002. Such proposals should be addressed to John Rogers, the Company's Secretary, at the address set forth above. Notices of shareholder proposals submitted outside the processes of Rule 14a-8 of the Securities Exchange Act of 1934 (relating to proposals to be presented at the meeting but not included in the Company's proxy statement and form of proxy), will be considered untimely, and thus the Company's proxy may confer discretionary voting authority on the persons named in the proxy with regard to such proposals, if received after May 28, 2002.

         OTHER MATTERS

                  The Board of Directors is unaware of other business to be brought before the Meeting. If, however, any other business should properly come before the Meeting, the persons named in the accompanying Proxy will vote Proxies as in their discretion they may deem appropriate, unless they are directed by a Proxy to do otherwise.

         PROXIES

                  All shareholders are urged to fill in their choices with respect to the matters to be voted on, sign and promptly return the enclosed form of Proxy.

                                             By Order of the Board of Directors,



                                             JOHN ROGERS
July 25, 2001                                Secretary


                  A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB AS FILED WITH THE SECURITIES AND EXCHANGE
                  COMMISSION, IS INCLUDED IN THE ANNUAL REPORT
                  ACCOMPANYING THIS PROXY STATEMENT.

                                   APPENDIX A
                                   ----------


                    CHARTER OF THE AUDIT COMMITTEE
                       OF THE BOARD OF DIRECTORS
                                  OF
                     AMERICAN MEDICAL ALERT CORP.,
                        AS AMENDED AND RESTATED

         I.       PURPOSE

         The primary function of the Audit Committee is to assist the Board of Directors (the "Board") of American Medical Alert Corp. (the "Corporation") in fulfilling its oversight responsibilities by reviewing (i) the financial reports and other financial information provided by the Corporation to any governmental body or the public; (ii) the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established or may establish; (iii) and the Corporation's auditing, accounting and financial reporting processes. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

         o Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

         o Review and appraise the audit efforts of the Corporation's independent auditors.

         o Provide an open avenue of communication among the independent auditors, financial and senior management and the Board.

         The Audit Committee will fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter and such other activities consistent with this Charter as may from time to time be necessary or appropriate.

         II.      COMPOSITION OF THE AUDIT COMMITTEE

         The Audit Committee shall be comprised of two or more members of the Board as determined by the Board, a majority of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. For purposes of this Charter, the definition of independent directors will be based on the rules of the Nasdaq Stock Market, Inc. for audit committees, as amended, modified or supplemented from time to time.

         The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve at the pleasure of the Board or until their successors shall be duly elected and qualified. Unless a chairman of the Audit Committee (the "Chairman") is elected by the Board, the members of the Committee may designate a Chairman by majority vote of the full Audit Committee membership.

         III.     MEETINGS

         The Audit Committee shall meet from time to time as called by the Chairman or as requested by the independent auditors. The Audit Committee may ask members of management or others to attend meetings of the Audit Committee and provide pertinent information as necessary. As part of its responsibility to foster open communication, the Audit Committee shall meet at least annually with management and the independent auditors in separate executive sessions to discuss any matters that the Audit Committee or any of these groups believe should be discussed privately. In addition, the Audit Committee or its Chairman shall discuss with management the Corporation's quarterly financial statements consistent with Section IV.3. below. The Audit Committee may maintain minutes or other records of meetings and activities of the Audit Committee.

         IV.      RESPONSIBILITIES AND DUTIES

         The duties of the Audit Committee shall include the following:

Documents/Reports Review
------------------------

         1        Review this Charter periodically, at least annually, and
         update this Charter as conditions dictate.

         2        Review, prior to its filing or prior to its release, as the case may be, the Corporation's Form 10-K or 10-KSB and annual report to shareholders, and review and consider the matterequired to be discussed by Statement of Auditing Standard ("SAS") No. 61, 93 amended.

         3        Review the Corporation's Form 10-Q or 10-QSB prior to its
         filing, and review and consider the matters required to be discussed by SAS No. 61, as amended. The Chairman may represent the entire Audit Committee for purposes of this review.

         4        Review such other reports or other financial information
         submitted to the Securities and Exchange Commission or the public as the Audit Committee shall deem appropriate. The Chairman may represent the entire Audit Committee for purposes of this review.

Independent Auditors
--------------------

         5        Recommend to the Board the selection of the independent
         auditors for each fiscal year, confirm and assure their independence and approve the fees and other compensation to be paid to the independent auditors. On an annual basis, the Audit Committee should review and discuss with the auditors all significant relationships which affect the auditors' independence and should receive the written statement from the independent auditors required by Independence Standards Board Standard No. 1, as amended, modified or supplemented from time to time.

         6        Recommend to the Board the advisability of having the
         independent auditors make specified studies and reports as to auditing matters, accounting procedures, tax or other matters.

         7        Review the performance of the independent auditors and approve any proposed discharge of the independent auditors when circumstances warrant.

         8        Periodically consult with the independent auditors out of the presence of management about internal controls and the completeness and accuracy of the Corporation's financial statements.

Financial Reporting Processes
-----------------------------

         9        Consider the independent auditors' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting. 10 Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent auditors or management.

Process Improvement
-------------------

         11       Establish regular and separate systems of reporting to the
         Audit Committee by each of management and the independent auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

         12       Following completion of the annual audit, review separately with each of management and the independent auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

         13       Review any significant disagreement among management and the independent auditors in connection with the preparation of any of the Corporation's financial statements.

         14       Review with the independent auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

Legal Compliance
----------------

         15       Review, with the Corporation's counsel, legal compliance
         matters including corporate securities trading policies.

         16       Review with the Corporation's counsel any legal matter that could have a significant impact on the Corporation's financial statements.

Other Responsibilities
----------------------

         Perform any other activities consistent with this Charter, and the Corporation's Certificate Incorporation, By-laws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

                                   PROXY CARD

PROXY                                                                     PROXY
-----                                                                     -----

                          AMERICAN MEDICAL ALERT CORP.

                 (SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS)

                  The undersigned holder of Common Stock of AMERICAN MEDICAL ALERT CORP. (the "Company"), revoking all proxies heretofore given, hereby constitutes and appoints Howard M. Siegel and John Rogers and each of them, Proxies, with full power of substitution, for the undersigned and in the name, place and stead of the undersigned, to vote all of the undersigned's shares of said stock, according to the number of votes and with all the powers the undersigned would possess if personally present, at the Annual Meeting of Shareholders of the Company (the "Meeting"), to be held at the offices of Jenkens & Gilchrist Parker Chapin LLP, 405 Lexington Avenue, 9th Floor, New York, New York 10174 on Thursday, August 16, 2001 at 10:30 A.M., Eastern time, and at any adjournments or postponements thereof.

                  The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement relating to the Meeting and hereby revokes any proxy or proxies heretofore given.

                  Each properly executed Proxy will be voted in accordance with the specifications made on the reverse side of this Proxy and in the discretion of the Proxies on any other matter that may come before the meeting. Where no choice is specified, this Proxy will be voted FOR all listed nominees to serve as directors.

            PLEASE MARK, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE

    PLEASE MARK YOUR
CHOICE LIKE THIS IN BLUE [X]
     OR BLACK INK

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL
                                 LISTED NOMINEES

(1)      Election of directors:
         ---------------------

                Nominees:   1. Howard M. Siegel          4. Frederic Siegel
                --------    2. Theodore Simon            5. Ronald Levin
                            3. James LaPolla             6. Yacov Shamash

               FOR all nominees listed               WITHHOLD AUTHORITY to vote
          (except as marked to the contrary*)      for all listed nominees above
                         [ ]                                   [ ]

(*Instruction: To withhold authority to vote for any individual nominee, circle that nominee's name in the list provided above.)

                The shares represented by this proxy will be voted in the manner directed. In the absence of any direction, the shares will be voted FOR each nominee named in Proposal 1 and in accordance with the discretion of the persons appointed as Proxies on such other matters as may properly come before the meeting.

                                                Dated:____________________, 2001

                                                --------------------------------

                                                --------------------------------
                                                         Signature(s)

                                                (Signature(s) should conform to
                                                names as registered. For jointly
                                                owned shares, each owner should
                                                sign. When signing as attorney,
                                                executor, administrator,
                                                trustee, guardian or officer of
                                                a corporation, please give full
                                                title.)

                 PLEASE MARK AND SIGN ABOVE AND RETURN PROMPTLY